           As filed with the Securities and Exchange Commission on June 19, 2000
                                                     Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                              DENDREON CORPORATION
             (Exact name of registrant as specified in its charter)

                            ----------------------

            Delaware                                                22-3203193
    (State of Incorporation)                          (I.R.S. Employer Identification No.)

                               3005 First Avenue
                           Seattle, Washington  98121
                                 (206) 256-4545
                    (Address of principal executive offices)

                            ----------------------

                           2000 Equity Incentive Plan
                       2000 Employee Stock Purchase Plan
                           (Full title of the plans)

                            ----------------------

     Christopher S. Henney, Ph.D., D.Sc.                         Copies to:
    President and Chief Executive Officer                  Julie M. Robinson, Esq.
           Dendreon Corporation                            Jeffry A. Shelby, Esq.
             3005 First Avenue                               Cooley Godward llp
        Seattle, Washington  98121                          4365 Executive Drive
              (206) 256-4545                              San Diego, CA  92121-2128
  (Name, address, including zip code, and                       (858) 550-6000
   telephone number, including area code,
           of agent for service)

                            -------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                               Proposed Maximum         Proposed Maximum
     Title of Securities               Amount to be               Offering                  Aggregate               Amount of
     to be Registered                  Registered (1)         Price per Share            Offering Price         Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value,
subject to outstanding
 options with fixed exercise
prices under the:
====================================================================================================================================
   2000 Equity Incentive Plan           1,942,758               $ 1.15 (2)               $  2,234,172           $   590
====================================================================================================================================
Common Stock, $.001 par value, not
subject to outstanding
 options or without fixed exercise
prices under the:
====================================================================================================================================
   2000 Equity Incentive Plan           2,835,942               $10.00 (3)               $ 28,359,420           $ 7,487
====================================================================================================================================
   2000 Employee Stock Purchase Plan    2,685,000               $10.00 (3)               $ 26,850,000           $ 7,088
====================================================================================================================================

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $1.15 per share.

(3)  Pursuant to Rule 457(h).

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Plans pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended, (the "Securities Act").


                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents filed by Dendreon Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     . The final prospectus filed as part of Amendment No. 3 to the Company's Registration Statement on Form S-1 (File No. 333-31920), filed June 16, 2000, under the Securities Act including any additional amendments or reports filed for the purpose of updating such prospectus; and

     . The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed May 22, 2000, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Kirkland, Washington. As of the date of this Prospectus, certain members and associates of Cooley Godward own an aggregate of 27,458 shares of Common Stock through an investment partnership.

Item 6.  Indemnification of Directors and Officers.

The Company's Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability (a) for any breach of the director's duty of loyalty to the company or to its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (d) for any transaction from which a director derives an improper personal benefit.

The Company's Bylaws provide that the Company shall indemnify its directors and executive officers and may indemnify its officers, employees and other agents to the fullest extent not prohibited by law. The Company believes that indemnification under its Bylaws covers at least negligence on the part of an indemnified party. The Company's Bylaws also permit it to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of his or her status or service as a director, officer, employee or other agent of the Company upon an undertaking by him or her to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

The Company intends to enter into separate indemnification agreements with its directors and officers. These agreements will require the Company to, among other things, indemnify the director or officer against expenses, including attorney's fees, judgements, fines and settlements paid by the individual in connection with any action, suit or proceeding arising out of the individual's status or service as a director or officer of the Company, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against him or her individually with respect to which he or she individually may be entitled to indemnification by the Company.

The Company believes that its certificate of incorporation and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers. The Company also maintains directors' and officers' liability insurance. At present the Company is not aware of any pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. Furthermore, the Company is not aware of any threatened litigation or proceeding that might result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

EXhibit No.  Description
----------   -----------
*     4.1    Restated Certificate of Incorporation, as amended.
*     4.2    Bylaws.
*     4.3    Specimen Common Stock Certificate.
      5.1    Opinion of Cooley Godward LLP.
     23.1    Consent of Ernst & Young LLP, Independent Auditors.
     23.2 Consent of Cooley Godward LLP contained in Exhibit 5.1 to this Registration Statement.
     24.1    Power of Attorney contained on the signature pages.
*    99.1    2000 Equity Incentive Plan.
*    99.2    2000 Employee Stock Purchase Plan.
_______________________
* Filed as an exhibit to Registration Statement on Form S-1 (No. 333-31920) originally filed on March 8, 2000, as amended through the date hereof, and incorporated herein by reference.

Item 9.  Undertakings.

         1.  The undersigned Registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1934, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      3.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, King County, State of Washington, on June 15, 2000.

                    DENDREON CORPORATION

                    By:     /s/ Christopher S. Henney
                         ----------------------------
                                Christopher S. Henney, Ph.D., D.Sc
                                President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Dennis George and Martin A. Simonetti and each of them or any one, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     /s/ Christopher S. Henney                   President, Chief Executive           June 15, 2000
---------------------------------------              Officer and Director
  Christopher S. Henney, Ph.D., D.Sc.            (Principal Executive Officer)


     /s/ Martin A.  Simonetti                      Chief Financial Officer            June 15, 2000
------------------------------------              (Principal Financial and
         Martin A. Simonetti                         Accounting Officer)


     /s/ William Crouse                     Chairman of the Board of Directors        June 15, 2000
------------------------------------
           William Crouse

     /s/ Gerardo Canet                                   Director                     June 15, 2000
------------------------------------
           Gerardo Canet

     /s/ Timothy Harris                                  Director                     June 15, 2000
------------------------------------
         Timothy Harris, Ph.D.

       /s/ Ruth Kunath                                   Director                     June 15, 2000
------------------------------------
            Ruth Kunath

        /s/ Mark P. Carthy                               Director                     June 15, 2000
------------------------------------
             Mark P. Carthy

       /s/ Lowell E. Sears                              Director                      June 15, 2000
------------------------------------
            Lowell E. Sears

       /s/ Ralph Shaw                                   Director                      June 15, 2000
------------------------------------
           Ralph Shaw

       /s/ David L. Urdal                               Director                      June 15, 2000
------------------------------------
            David L. Urdal, Ph.D.

        /s/ Douglas Watson                              Director                      June 15, 2000
------------------------------------
             Douglas Watson

                                 EXHIBIT INDEX



Exhibit No.    Description
----------     -----------

*  4.1         Restated Certificate of Incorporation, as amended.

*  4.2         Bylaws.

*  4.3         Specimen Common Stock Certificate.

   5.1         Opinion of Cooley Godward LLP.

  23.1         Consent of Ernst & Young LLP, Independent Auditors.

  23.2 Consent of Cooley Godward LLP contained in Exhibit 5.1 to this Registration Statement.

  24.1         Power of Attorney contained on the signature pages.

* 99.1         2000 Equity Incentive Plan.

* 99.2         2000 Employee Stock Purchase Plan.

_______________________
* Filed as an exhibit to Registration Statement on Form S-1 (No. 333-31920) originally filed on March 8, 2000, as amended through the date hereof, and incorporated herein by reference.